COMPANY REGISTRY EXTRACT
P/E CAPITAL DAO LLC
DAO ORGANIZATIONAL & OWNERSHIP DISTRIBUTION RECORD

1. LEGAL ENTITY INFORMATION
*Legal Name: P/E Capital DAO LLC
*Entity Type: Wyoming Limited Liability Company (DAO LLC Structure) *Jurisdiction: State of Wyoming, USA
*Formation Year: 2022
*SEC CIK Number: 0001954925
*EIN: 92-0518560
*Principal Office: 680 S Cache Street, Suite 100-7414, Jackson, Wyoming 83001 *Phone: (888) 929-2825
*Website: https://aix.pecado.app

2. BUSINESS DESCRIPTION
P/E Capital DAO LLC operates as a blockchain-enabled tokenization and ledger coordination company within the AI.X PECADO ecosystem. The company focuses on:
* Real-world asset (RWA) tokenization
* Digital securities issuance
* Blockchain-based sub-ledger coordination
* Smart contract infrastructure
* Asset-linked digital securities
* Emerald-linked tokenized investment structures

The companys initial flagship project is EMRL.D, an emerald-linked digital security token.

3. REGULATORY POSITION
P/E Capital DAO LLC operates within a digital asset and tokenization-focused ecosystem that incorporates onboarding procedures, participant verification activities, blockchain infrastructure coordination, and ecosystem participation frameworks aligned with evolving industry practices for digital asset platforms and tokenized real-world asset initiatives..

*Maximum Offering Amount: $75,000,000
*Price Per EMRL.D Token: $2.00
*Maximum Tokens Offered: 32,500,000
*Minimum Investment: $1,000

4. DAO GOVERNANCE STRUCTURE
P/E Capital DAO LLC operates within a DAO-enabled ecosystem framework incorporating:
* smart contract-based governance,
* tokenized participation,
* member voting mechanisms,
* SPV-linked contractual rights,
* and digital asset administration.

The ecosystem framework includes:
* voting rights,
* economic participation rights,
* governance participation rights,
* and enforceable contractual SPV-related ownership interests.

5. MANAGEMENT & KEY PERSONNEL
Name: Virgilio Ibones III
Position: Chief Operating Officer
Appointment Date: April 4, 2025

Name: Eliseo Jojo Prisno
Position: Project Advisor
Appointment Date: April 4, 2025

6. OWNERSHIP DISTRIBUTION RECORD
Security Ownership of Management & Certain Securityholders.

The following Ownership Distribution Record provides a summary of the EMRL.D token allocations and participation structure associated with certain managers, advisors, officers, and key personnel of P/E Capital DAO LLC, based on the Companys current organizational and project framework.

Each person beneficially owns One Hundred Thousand (100,000) EMRL.D tokens, constituting a class of securities issued by the Company. Each such holder beneficially owns approximately 0.1% of the outstanding securities prior to the offering and is expected to beneficially own approximately 0.1% following the maximum offering amount contemplated herein.

These allocations are intended to reflect team participation, operational involvement, ecosystem growth, and long-term alignment within the Companys tokenization initiatives and digital asset ecosystem.

Ownership percentages and allocations may change over time depending on project development, future token distributions, treasury activities, strategic partnerships, and overall ecosystem expansion.


7. MANAGEMENT COMPENSATION & TOKEN DISTRIBUTION
P/E Capital DAO LLCs allocation framework includes EMRL.D token allocations designated for certain managers, advisors, and key participants, with each allocation carrying an estimated reference value of approximately $200,000 based on the projects stated EMRL.D reference pricing structure.

8. TREASURY & STRATEGIC ALLOCATION STRUCTURE
The use of Proceeds allocations indicate the following organizational and treasury distribution framework:

*Strategic Partner Allocation - 40%
*EMRL.D S.A.S. Operations - 20%
*Management Incentives - 15%
*Treasury Reserve - 15%
*Market Access & Development - 10%

9. RELATED ORGANIZATIONAL STRUCTURES
P/E Capital DAO LLCs ecosystem includes collaborations, integrations, strategic coordination, and operational activities involving:
* AI.X PECADO ecosystem
* AIX Swap Portal
* EMRL.D S.A.S.
* Emerald S.A.S.
* CapexFund
* Cahero Family Group
* Polygon blockchain
* BitMart
* MEXC
* LBank
* MetaMask
* CoinGecko
* Finstable Holdings Co., Ltd.
* FForward

10. TOKEN HOLDER RIGHTS
The token holders possess enforceable contractual rights associated with SPV ownership interests, including:
* economic and beneficial ownership interests,
* voting participation rights where applicable,
* access to disclosures and reports,
* and contractual governance rights under governing agreements.

11. COMPLIANCE & INVESTOR ONBOARDING
P/E Capital DAO LLCs investors may be subject to:
* KYC verification,
* AML screening,
* OFAC compliance,
* wallet verification,
* transfer restrictions, and
* smart contract whitelisting requirements.

12. LEGAL DISCLAIMER
This document is a summary of publicly available and internally provided organizational information relating to P/E Capital DAO LLC and is intended solely for informational purposes. Ownership allocations and governance structures remain subject to final operating agreements, smart contract logic, and applicable regulatory review.